EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR MARCH 2003 AND

FIRST QUARTER $41 MILLION SPECIAL CHARGE

HOUSTON, April 1, 2003 - Continental Airlines (NYSE: CAL) today reported a March 2003 systemwide mainline jet load factor of 71.6 percent, 7.9 points below last year's March load factor. A significant portion of the decline in load factor was due to the war in Iraq. The March 2003 domestic mainline jet load factor was 74.3 percent and the international mainline jet load factor was 67.6 percent.

Since the ultimatum was issued to Iraq on March 17, traffic, compared to our March forecast, declined as follows:

Domestic (3)%

Transatlantic (10)%

Pacific (16)%

Latin America (6)%

System (5)%

Continental previously announced temporary capacity reductions on certain Transatlantic and Pacific routes in response to the lower demand caused by worldwide uncertainties.

Continental also reported today that it will record an after-tax special charge of $41 million ($65 million pre-tax) in March 2003 primarily related to the impairment of its MD-80 fleet and spare parts associated with grounded aircraft.

The airline reported a domestic on-time arrival rate of 82.7 percent and a systemwide completion factor of 99.4 percent for its mainline jet operations in March 2003.

In March 2003, Continental flew 4.9 billion mainline jet revenue passenger miles (RPMs) and 6.9 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 8.3 percent and a capacity increase of 1.9 percent as compared to March 2002. Domestic mainline jet traffic was 3.0 billion RPMs in March 2003, down 7.6 percent from March 2002, and March 2003 domestic mainline jet capacity was 4.1 billion ASMs, down 3.7 percent from March 2002.

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Systemwide March 2003 mainline jet passenger revenue per available seat mile (RASM) is estimated to have decreased between 11 and 13 percent compared to March 2002. The carrier estimates that approximately 6 to 8 points of the decline occurred due to customers' pre-war reaction to the Iraqi situation and the movement of Easter from March to April. An additional 5 points of the decline appeared to result from the fall in demand following the start of the war. For February 2003, RASM decreased 0.4 percent as compared to February 2002.

Continental ended the first quarter with a cash and short-term investment balance of approximately $1.18 billion. Continental has hedged over 80 percent of its projected second quarter fuel volume with caps at an average weighted strike price of about $33 per barrel of crude oil.

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported a record March load factor of 64.2 percent for March 2003, 1.1 points above last year's March load factor. ExpressJet flew 419.5 million RPMs and 653.9 million ASMs in March 2003, resulting in a traffic increase of 32.9 percent and a capacity increase of 30.7 percent versus March 2002.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2002 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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CO REPORTS OPERATIONAL PERFORMANCE FOR MARCH 2003/PAGE 3

PRELIMINARY TRAFFIC RESULTS
MARCH	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	3,033,134	3,282,975	(7.6) Percent

International	1,881,485	2,075,447	(9.3) Percent
Transatlantic	799,649	845,895	(5.5) Percent
Latin America	707,864	750,499	(5.7) Percent
Pacific	373,972	479,053	(21.9) Percent

Total Jet	4,914,619	5,358,422	(8.3) Percent

ExpressJet	419,547	315,703	32.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,082,315	4,238,169	(3.7) Percent

International	2,782,603	2,501,498	11.2 Percent
Transatlantic	1,227,842	998,421	23.0 Percent
Latin America	968,185	941,970	2.8 Percent
Pacific	586,576	561,107	4.5 Percent

Total Jet	6,864,918	6,739,668	1.9 Percent

ExpressJet	653,881	500,243	30.7 Percent

PASSENGER LOAD FACTOR
Domestic	74.3 Percent	77.5 Percent	(3.2) Points

International	67.6 Percent	83.0 Percent	(15.4) Points
Transatlantic	65.1 Percent	84.7 Percent	(19.6) Points
Latin America	73.1 Percent	79.7 Percent	(6.6) Points
Pacific	63.8 Percent	85.4 Percent	(21.6) Points

Total Jet	71.6 Percent	79.5 Percent	(7.9) Points

ExpressJet	64.2 Percent	63.1 Percent	1.1 Points

CARGO REVENUE TON MILES (000)
Total	86,205	80,216	7.5 Percent

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CO REPORTS OPERATIONAL PERFORMANCE FOR MARCH 2003/PAGE 4

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	8,061,594	8,593,572	(6.2) Percent

International	5,210,569	5,438,849	(4.2) Percent
Transatlantic	2,109,020	2,117,534	(0.4) Percent
Latin America	1,987,386	2,051,623	(3.1) Percent
Pacific	1,114,163	1,269,692	(12.2) Percent

Total Jet	13,272,163	14,032,421	(5.4) Percent

ExpressJet	1,078,375	834,907	29.2 Percent

AVAILABLE SEAT MILES (000)
Domestic	11,340,306	11,868,718	(4.5) Percent

International	7,734,763	7,082,708	9.2 Percent
Transatlantic	3,230,290	2,805,494	15.1 Percent
Latin America	2,751,226	2,657,961	3.5 Percent
Pacific	1,753,247	1,619,253	8.3 Percent

Total Jet	19,075,069	18,951,426	0.7 Percent

ExpressJet	1,767,306	1,423,775	24.1 Percent

PASSENGER LOAD FACTOR
Domestic	71.1 Percent	72.4 Percent	(1.3) Points

International	67.4 Percent	76.8 Percent	(9.4) Points
Transatlantic	65.3 Percent	75.5 Percent	(10.2) Points
Latin America	72.2 Percent	77.2 Percent	(5.0) Points
Pacific	63.5 Percent	78.4 Percent	(14.9) Points

Total Jet	69.6 Percent	74.0 Percent	(4.4) Points

ExpressJet	61.0 Percent	58.6 Percent	2.4 Points

CARGO REVENUE TON MILES (000)
Total	233,452	208,184	12.1 Percent

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CO REPORTS OPERATIONAL PERFORMANCE FOR MARCH 2003/PAGE 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MARCH	2003	2002	Change
On-Time Performance[1]	82.7%	84.8%	(2.1) Points

Completion Factor[2]	99.4%	99.9%	(0.5) Points

YEAR-TO-DATE	2003	2002	Change
On-Time Performance[1]	82.1%	85.1%	(3.0) Points

Completion Factor[2]	98.8%	99.8%	(1.0) Points

February 2003 actual consolidated breakeven load factor[3]			85.2 Percent

March 2003 estimated year-over-year RASM change			(11-13) Percent

March 2003 estimated average price per gallon of fuel, excluding fuel taxes			$1.06

March 2003 estimated consolidated breakeven load factor[3,4]			89 Percent

March 2003 actual consolidated load factor[5]			70.9 Percent

April 2003 estimated consolidated breakeven load factor[3]			80 Percent

YEAR-OVER-YEAR RASM[6]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January	3.6 Percent	(10.9) Percent
February	(0.4) Percent	(11.3) Percent
March (estimated)	(11-13) Percent	(16-18) Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor

Relations-Financial/Traffic Releases section.

4 After tax special charge of $41 million included in estimated consolidated breakeven load factor accounts for 8 percentage points.

5 Includes Continental Airlines and Continental Express

6 CAL has been releasing RASM data since May 2001

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